Exhibit 10.11
SMITHFIELD FOODS, INC.
OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD NOTICE
Pursuant to the terms and conditions of the Smithfield Foods, Inc., Omnibus Incentive Plan (as it may be amended or restated from time to time, the “Plan”), Smithfield Foods, Inc., a Virginia corporation (the “Company”), hereby grants to the individual listed below (the “Participant”) the right and option to purchase all or any part of the number of Shares set forth below (the “Option”). This Option award (this “Award”) is subject to the terms and conditions set forth herein and in the Stock Option Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the Plan, each of which is incorporated herein by reference. Any defined terms used herein or in the Award Agreement without definition will have the meanings specified in the Plan.

Type of Award:	Non-Qualified Stock Option
Participant:
Date of Grant:
Total Number of Shares Subject to this Option:
Exercise Price Per Share:
Expiration Date:
Vesting Schedule:	Vesting Date	Vested Portion
	Date of Grant	⅓
	First Anniversary of Date of Grant	⅔
	Second Anniversary of Date of Grant	100%
By signing below, the Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement, and this Stock Option Award Notice (this “Award Notice”). The Participant acknowledges that the Participant has reviewed the Agreement, the Plan, and this Award Notice in their entirety and fully understands all provisions therein, and that the Participant has had an opportunity to obtain the advice of counsel prior to executing this Award Notice. The Participant agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Award Notice. This Award Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which will be deemed an original, but all of which together will constitute one and the same agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Award Notice to be executed by a duly authorized officer, and the Participant has executed this Award Notice, effective for all purposes as provided above.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

PARTICIPANT

Name:

EXHIBIT A
STOCK OPTION AWARD AGREEMENT
This Stock Option Award Agreement (together with the Award Notice to which this Agreement is attached and which is incorporated herein by reference, this “Award Agreement”) is made as of the Date of Grant set forth in the Award Notice to which this Agreement is attached by and between the Company and the Participant. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.Award. In consideration of the Participant’s past and continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company hereby grants to the Participant the right and option to purchase all or any part of the number of Shares, at the Exercise Price Per Share, set forth in the Award Notice.
2.Vesting. The Option will vest in accordance with the vesting schedule set forth in the Award Notice; provided, that the Option will accelerate and vest in full upon the earlier to occur of the Participant’s death and a Change in Control. Upon the Participant’s Termination of Service prior to the vesting of the entire Option (but after giving effect to any accelerated vesting pursuant to this Section 2), the unvested portion of the Option will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company. Notwithstanding the foregoing, if the Participant’s Termination of Service is a Retirement (as defined below) or if the Participant suffers an involuntary Termination of Service without Cause (other than due to Disability), then the Option will remain outstanding following such Termination of Service and will continue to vest and become exercisable in accordance with the vesting schedule of this Award Agreement as if the Participant’s Termination of Service did not occur. A “Retirement” is a voluntary Termination of Service that meets the following conditions: (i) as of the Termination of Service, the Participant is either (x) at least 62 years old or (y) at least 55 years old with at least 15 years of service with the Company, (ii) the Participant executes the Company’s form of restrictive covenant agreement and complies with its terms during the remaining vesting period, (iii) the Termination of Service occurs at least six months after the Date of Grant, (iv) the Participant provides the Company with no less than six months’ (and no more than nine months’) written notice of such retirement, (v) the Participant has not committed Cause, and (vi) the Participant executes within 60 days following such Termination of Service, and does not revoke, the Company’s form of general release of claims.
3.Option Exercise.
(a)Subject to the earlier expiration of this Option as provided herein or in the Plan, the Participant may exercise the Option by (i) delivering written notice to the Company in the form and manner prescribed by the Committee from time to time at any time and from time to time after the Date of Grant, (ii) paying the Exercise Price Per Share in full, and (iii) satisfying any tax withholding obligations; provided, however, that this Option may not be exercised for more than the then-vested portion.

(b)This Option, to the extent vested, may be exercised only while the Participant remains an employee or other service provider of the Company or an Affiliate and will terminate and cease to be exercisable upon the Participant’s Termination of Service, except as otherwise provided in Section 6.6 of the Plan. Notwithstanding anything in Section 6.6 of the Plan to the contrary, the Option will remain outstanding and exercisable following the Participant’s Retirement or Termination of Service without Cause, as applicable (as and when vested, for the portion of the Option that vests following such Retirement or Termination of Service without Cause, as applicable), through the Expiration Date.
(c)This Option may not be exercised in any event after the Expiration Date.
(d)The Participant must pay in full the Exercise Price Per Share for each Share as to which this Option is exercised, which payment must be in cash (including bank draft or money order payable to the order of the Company or wire transfer of immediately available funds). If the Committee permits at the time of exercise, the Participant may pay the Exercise Price Per Share (i) by delivering or constructively tendering to the Company Shares having a Fair Market Value equal to the Exercise Price Per Share (provided such Shares used for this purpose must have been held by the Participant for such minimum period of time as the Committee may determine from time to time to avoid adverse accounting consequences), (ii) through a broker-assisted “cashless exercise” in accordance with a Company-established policy or program for the same, (iii) through a “net exercise” procedure pursuant to which the Company reduces the number of Shares otherwise deliverable upon exercise of this Option by a number of Shares with an aggregate Fair Market Value equal to the aggregate Exercise Price Per Share at the time of exercise, or (iv) through any combination of the foregoing. The Option may be exercised for whole Shares only, and the Company will not issue any fraction of a Share or accept any fraction of a Share in payment of the Exercise Price Per Share; rather, the Participant must pay cash for such amount as is necessary to effect the issuance and acceptance of only whole Shares.
4.Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee, designated beneficiary, or distributee in accordance with this Agreement will be in full satisfaction of all claims of all such Persons hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee, designated beneficiary, or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it deems appropriate; provided, however, that no review period under such release will modify the date of settlement with respect to vested Option.
5.Notices. All notices and other communications under this Agreement must be in writing and must be delivered to the other party at the following address (or at such other address for a party as specified by like notice):

If to the Company:
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
Attn: General Counsel
If to the Participant, at the Participant’s last known address on file with the Company.
6.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his electronic signature is the same as, and will have the same force and effect as, his manual signature.
7.Participant Agreement to Furnish Information. The Participant agrees to furnish to the Company all information that the Company may request from time to time to enable it or any of its Affiliates to comply with any reporting or other requirement imposed thereon by or under any Applicable Law.
8.Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to the Award; provided¸ however, that the terms of this Agreement do not modify, and will be subject to the terms and conditions of, any employment, consulting, or severance agreement between the Company (or an Affiliate) and the Participant in effect as of the date a determination is to be made under this Agreement. The Committee may amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant will be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
9.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision will not affect the validity or enforceability of any other provision of this Agreement, and all other provisions will remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder will not be deemed a waiver of any other breach or right. The failure of any party to act by reason of such breach or to exercise any such right will not deprive the party of the right to act at any time while or after such breach or condition giving rise to such rights continues.

10.Claw-Back and Recoupment. The Participant’s rights with respect to this Award will in all events be subject to (a) the Company’s or any of its Affiliates’ rights under any recoupment policy or other agreement or arrangement with the Participant and (b) any right or obligation that the Company or any Affiliate may have regarding the claw-back of “incentive-based compensation” under Section 10D of the Exchange Act or any other Applicable Law.
11.Governing Law. This Agreement and actions taken in connection herewith are governed by, and should be construed in accordance with, the laws of Virginia, without reference to principles of conflict of laws.
12.Successor and Assigns. This Agreement is binding on all successors and permitted assigns of the Participant, including, without limitation, his estate and the executor, administrator, or trustee of such estate.
13.Headings and Captions. The headings and captions herein are provided for reference and convenience only, should not be considered part of this Agreement, and may not be employed in the construction of this Agreement.
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